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                                                                    EXHIBIT 21.1
                          THE NEIMAN MARCUS GROUP, INC.
                           SUBSIDIARIES OF THE COMPANY

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   JURISDICTION
        OF
SUBSIDIARY/AFFILIATE               INCORPORATION            SHAREHOLDER
--------------------               -------------            -----------

Bergdorf Goodman, Inc.              New York            Neiman Marcus Holdings, Inc.

Bergdorf Graphics, Inc.             New York            Bergdorf Goodman, Inc.

Chef's Catalog, Inc.                Delaware            The Neiman Marcus Group, Inc.

Ermine Trading Corporation          California          The Neiman Marcus Group, Inc.

Gurwitch Bristow Products, LLC      Delaware            The Neiman Marcus Group, Inc. (51%)
                                                        Gurwitch Partners  Limited (17.89%)
                                                        Stephens Group, Inc. (18.57%)
                                                        Other Investors (12.54%)

Kate Spade LLC                      Delaware            The Neiman Marcus Group, Inc. (56%)
                                                        Alex Noel, Inc. (44%)

NEMA Beverage Corporation           Delaware            NEMA Beverage Holding Corporation

NEMA Beverage Holding Corporation   Texas               NEMA Beverage Parent Corporation

NEMA Beverage Parent Corporation    Texas               The Neiman Marcus Group, Inc.

NM Direct de Mexico, S.A. de C.V.   Mexico              The Neiman Marcus Group, Inc. (49,999 shares)
                                                        Neiman Marcus Holdings, Inc. (1 share)

NM Financial Services, Inc.         Delaware            The Neiman Marcus Group, Inc.

NM Nevada Trust                     Massachusetts       The Neiman Marcus Group, Inc. (90 shares)
                                                        Bergdorf Goodman, Inc. (10 shares)

NM Office, Inc.                     Florida             The Neiman Marcus Group, Inc.

NM Visual, Inc.                     Florida             The Neiman Marcus Group, Inc.

Neiman Marcus Funding Corporation   Delaware            The Neiman Marcus Group, Inc.

Neiman Marcus Holdings, Inc.        California          The Neiman Marcus Group, Inc.

Neiman Marcus Special Events, Inc.  Delaware            The Neiman Marcus Group, Inc.

Quality Call Care Solutions, Inc.   Ontario, Canada     The Neiman Marcus Group, Inc.

Pastille by Mail, Inc.              Delaware            The Neiman Marcus Group, Inc.

Worth Avenue Leasing Company        Florida             The Neiman Marcus Group, Inc.
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